Exhibit 5.1

111 N. Sixth Street
P.O. Box 679
Reading, PA 19603
(610) 478-2000
www.stevenslee.com

June 28, 2023

Board of Directors

Penns Woods Bancorp, Inc.

300 Market Street, P.O. Box 967

Williamsport, Pennsylvania 17703

Re: Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to Penns Woods Bancorp, Inc. (the “Company”) in connection with the registration by the Company of up to an aggregate of $85,000,000 of securities (the “Securities”), consisting of any of the following: (i) shares of common stock, $5.55 par value per share, of the Company (“Common Stock”); (ii) shares of preferred stock, no par value, of the Company (“Preferred Stock”); (iii) debt securities of the Company, whether senior or subordinated (collectively, “Debt Securities”); (iv) Preferred Stock represented by depositary receipts (the “Depositary Shares”); (v) warrants to purchase other Securities (“Warrants”); and (vi) subscription rights to purchase other Securities (the “Subscription Rights”). The Securities are being registered under a Registration Statement on Form S-3 (the “Registration Statement”), filed by the Company on June [__], 2023 with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”). This opinion letter is Exhibit 5.1 to the Registration Statement and is being furnished in connection with the requirements of Item 601(b)(5) of Commission Regulation S-K.

The Securities are to be issued, separately or together, in one or more series and are to be sold from time to time pursuant to Rule 415 under the Act as set forth in the Registration Statement, the Prospectus contained therein (the “Prospectus”), and any amendments or supplements thereto.

We have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, agreements, instruments and certificates of public officials of the Commonwealth of Pennsylvania and of officers of the Company as we deemed necessary or appropriate to express the opinions set forth herein.

Allentown • Bergen County • Bala Cynwyd • Cleveland • Fort Lauderdale • Harrisburg • Lancaster • New York
Philadelphia • Princeton • Reading • Rochester • Scranton • Valley Forge • Wilkes-Barre • Wilmington

A PROFESSIONAL CORPORATION

Board of Directors

June 28, 2023

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations stated herein, it is our opinion that, as of the date hereof:

1.            When the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock proposed to be sold by the Company, and when such shares of Common Stock shall have been issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor, or upon conversion or exercise of any security offered under the Registration Statement (the “Offered Security”) in accordance with terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Company’s board of directors, for the consideration approved by the Company’s board of directors, such shares of Common Stock will be validly issued, fully-paid and nonassessable.

2.            Upon designation of the relative rights, preferences and limitations of any series of Preferred Stock by the Company’s board of directors and the proper filing with the Department of State of the Commonwealth of Pennsylvania of an amendment to the Company’s articles of incorporation relating to such series of Preferred Stock, all necessary corporate action on the part of the Company shall have been taken to authorize the issuance and sale of shares of such series of Preferred Stock proposed to be sold by the Company, and when such shares of Preferred Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3.            When (i) any indenture between the Company and a trustee, and any supplemental indenture thereto, to be entered into in connection with the issuance of any Debt Securities shall have been duly authorized, executed, and delivered by a trustee and the Company, (ii) the specific terms of a particular series of Debt Securities shall have been duly authorized and established in accordance with the applicable indenture, and (iii) such Debt Securities shall have been duly authorized, executed, authenticated, issued, and delivered in accordance with such indenture and the applicable underwriting or other agreement against payment therefor, such Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

4.            When (i) a deposit agreement (a “Deposit Agreement”) relating to Depositary Shares shall have been duly authorized by all necessary corporate action of the Company, and duly executed and delivered, (ii) the specific terms establishing the depositary receipts representing the Depositary Shares (the “Depositary Receipts”) shall have been duly established in accordance with the terms of the Deposit Agreement, (iii) a series of Preferred Stock with respect to which Depositary Shares are issued shall have been duly established in accordance with the Company’s articles of incorporation, including an amendment to the Company’s articles of incorporation relating to such series of Preferred Stock, and all necessary corporate action on the part of the Company shall have been taken to authorize such series of Preferred Stock, and (iv) such Depositary Shares have been duly executed, authenticated, issued and delivered against payment therefor in accordance with such Depositary Agreement and in the manner contemplated by the Registration Statement and by such corporate action, the Depositary Shares will be validly issued, and will entitle the holders thereof to the rights specified in the Depositary Receipts and such Deposit Agreement for such Depositary Receipts.

Board of Directors

June 28, 2023

5.            When (i) a warrant agreement (a “Warrant Agreement”) shall have been duly authorized by all necessary corporate action of the Company, and duly executed and delivered, (ii) the specific terms of a particular Warrant shall have been duly established in accordance with such Warrant Agreement, and authorized by all necessary corporate action of the Company, and (iii) such Warrant shall have been duly executed, authenticated, issued, and delivered against payment therefor in accordance with such Warrant Agreement, such Warrant will be a legally valid and binding obligation of the Company, enforceable against the Company in accordance with the terms thereof.

6.            With respect to any Subscription Rights, when (i) the Company’s board of directors has taken all necessary corporate action to approve the issuance and terms of such Subscription Rights, the terms, execution and delivery of the subscription agreement relating to the Subscription Rights (a “Subscription Rights Agreement”), and other matters relating thereto, (ii) the Subscription Rights Agreement has been duly authorized and validly executed and delivered, and (c) such Subscription Rights shall have been duly executed, issued and delivered in accordance with the provisions of the applicable Subscription Rights Agreement and the applicable purchase, underwriting, or similar agreement approved by the Company’s board of directors, upon payment of the consideration payable therefor, such Subscription Rights will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with the terms thereof.

In addition to any other assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following:

Our opinions herein reflect only the application of applicable laws of the Commonwealth of Pennsylvania and, with respect to the opinions expressed in opinion paragraphs (3) and (4) above, the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, which laws are subject to change with possible retroactive effect, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In delivering this opinion, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

The opinions set forth above are subject to and may be limited by: (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, receivership, rearrangement, liquidation, conservatorship and other similar laws or equitable principles affecting or related to the rights and remedies of creditors generally, including, without limitation, laws relating  to fraudulent conveyances, preferences and equitable subordination; (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law); (iii) public policy considerations which may limit the rights of parties to obtain remedies; (iv) an implied covenant of good faith and fair dealing; and (v) the availability of equitable remedies, including, without limitation, specific performance or injunctive relief.

Board of Directors

June 28, 2023

We have assumed that, at or prior to the time of the delivery of any such Security, (i) the board of directors shall have duly established the terms of such Security and duly authorized the issuance and sale of such Security and such authorization shall not have been modified or rescinded; (ii) the Company shall remain validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania; (iii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded, and that a prospectus supplement shall have been prepared and filed with the Commission describing the Securities offered thereby; (iv) the indentures and the Debt Securities are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Company); and (v) there shall not have occurred any change in law affecting the validity or enforceability of such Security.

We have assumed that the execution, delivery and performance by the Company of any Security whose terms are established subsequent to the date hereof (i) require no action by or in respect of, or filing with, any governmental body, agency or official, except as set forth in opinion paragraph (2) and (ii) do not contravene, or constitute a default under, any public policy, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company.

You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.

In our review, we have assumed (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies, (v) the proper filing or recording of all notices, certificates, and documents where such filing and recording is necessary, and (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate

As to any facts material to the opinions provided herein that we did not independently establish or verify, we have relied upon certificates of public officials and statements and representations of officers and other representatives of the Company, all of which we assume to be true, correct and complete. We have also assumed that all records and other information made available to us by the Company, and upon which we relied, are complete in all respects.

The opinions set forth herein are limited to the matters expressly set forth herein and no opinion may be inferred or implied beyond the matters expressly stated herein, and such opinions must be read in conjunction with the assumptions, limitations, exceptions, and qualifications set forth above.

Board of Directors

June 28, 2023

We hereby consent to be named in the Registration Statement and in the Prospectus as attorneys who passed upon the legality of the Securities and to the filing of a copy of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

STEVENS & LEE, P.C.

/s/ Stevens & Lee, P.C.

/aml